UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2026

SUNPOWER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40117	93-2279786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45700 Northport Loop East, Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 270-2507

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPWR	The Nasdaq Global Market

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	SPWRW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On January 30, 2026, SunPower Inc., a Delaware corporation (the “Company”), entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Cobalt Power Systems, Inc., a California corporation (“Cobalt”), and Cobalt’s stockholders (the “Stockholders”).

The Company, Cobalt and the Stockholders completed the closing under the Share Purchase Agreement (the “Closing”) on February 2, 2026. At the Closing, the Company acquired all of the outstanding stock of Cobalt from the Stockholders for: (a) 1.8 million shares (the “Closing Consideration Shares”) of common stock of the Company, $0.0001 par value per share (the “Common Stock”), issued at the Closing to the Stockholders; and (b) the agreement to issue an additional $3.33 million of shares of Common Stock on the 12-month anniversary of the Closing and an additional $3.33 million of shares of Common Stock on the 18-month anniversary of the Closing (such additional shares of Common Stock, the “Post-Closing Consideration Shares”). Additionally, the Company agreed to issue up to $2 million of restricted stock units to those Cobalt employees who continue their employment with the Company following the Closing, and 850,000 restricted stock units will be issued as inducement grants to certain Cobalt key employees.

The actual number of Post-Closing Consideration Shares issuable by the Company on the 12- and 18-month anniversaries of the Closing will be determined based on the five-day trailing volume-weighted average price of the Common Stock after market close on the business day immediately prior to the issuance date of the applicable shares. Additionally, the number of Post-Closing Consideration Shares issuable by the Company is subject to adjustment pursuant to customary working capital and balance sheet adjustment terms and subject to offset for certain indemnifiable damages in accordance with the Share Purchase Agreement. Pursuant to the terms and conditions of the Share Purchase Agreement, the Company agreed to register the Closing Consideration Shares and the Post-Closing Consideration Shares for resale to the public under the Securities Act of 1933, as amended (the “Securities Act”), with the initial registration statement to be filed no later than 20 calendar days after the date on which the Company files its Annual Report on Form 10-K for the 2025 fiscal year.

The Share Purchase Agreement includes customary representations and warranties, covenants, and indemnities, in each case under the circumstances and subject to certain limitations set forth in the Share Purchase Agreement. The indemnification obligations under the Share Purchase Agreement are subject to customary deductibles and caps. The Company’s primary source of recovery for indemnifiable damages is set off of such damages against the Post-Closing Consideration Shares issuable by the Company following Closing.

The foregoing summary of the Share Purchase Agreement is not complete, and it is qualified in its entirety by reference to the full text of the Share Purchase Agreement, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Closing Consideration Shares issued pursuant to the Share Purchase Agreement, and the Post-Closing Consideration Shares to be issued pursuant to the Share Purchase Agreement, will be issued to the Stockholders in a transaction exempt from registration under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same. The Closing Consideration Shares and the Post-Closing Consideration Shares have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Share Purchase Agreement, dated January 30, 2026, by and among SunPower Inc., Cobalt Power Systems, Inc. and the stockholders party thereto +*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

*	Portions of this exhibit are redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SunPower Inc.

Dated: February 2, 2026

	By:	/s/ Thurman J. Rodgers
Thurman J. Rodgers
Chief Executive Officer

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